Exhibit 99.3

Unaudited Pro Forma Combined Financial Information

We are providing the following unaudited pro forma combined financial information relating to the transactions (“Transactions”) contemplated by the Agreement and Plan of Merger, dated as of April 7, 2019, as amended, involving Nesco and Capitol.

The unaudited pro forma combined balance sheet as of March 31, 2019 gives pro forma effect to the Transactions as if they had been consummated as of that date. The unaudited pro forma combined statements of operations for the three months ended March 31, 2019 and the year ended December 31, 2018 give pro forma effect to the Transactions as if they had occurred as of January 1, 2018. This information should be read together with Nesco’s and Capitol’s respective audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in Capitol’s definitive proxy statement/prospectus dated June 24, 2019, as supplemented. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the proxy statement/prospectus.

The unaudited pro forma combined balance sheet as of March 31, 2019 has been prepared using the following:

●	Nesco’s unaudited historical consolidated balance sheet as of March 31, 2019; and

●	Capitol’s unaudited historical consolidated balance sheet as of March 31, 2019.

The unaudited pro forma combined statement of operations for the three months ended March 31, 2019 has been prepared using the following:

●	Nesco’s unaudited historical consolidated statement of operations for the three months ended March 31, 2019; and

●	Capitol’s unaudited historical consolidated statement of operations for the three months ended March 31, 2019.

The unaudited pro forma combined statement of operations for the year ended December 31, 2018 has been prepared using the following:

●	Nesco’s audited historical consolidated statement of operations for the year ended December 31, 2018; and

●	Capitol’s audited historical statement of operations for the year ended December 31, 2018.

Description of the Transactions

On April 7, 2019, Capitol entered into the Merger Agreement by and among Capitol, Holdings, Merger Sub, Initial Merger Sub, Nesco Owner, and Nesco, which was amended on July 10, 2019, pursuant to which (i) Capitol will domesticate as a Delaware corporation and will be renamed “Nesco Holdings, Inc.”, (ii) Initial Merger Sub will merge with and into Nesco, with Nesco surviving as a wholly-owned subsidiary of Capitol and (iii) immediately after the Initial Merger, Nesco will merge with and into Merger Sub, with Merger Sub surviving as a wholly-owned indirect subsidiary of Capitol. As a result of the Transactions, Initial Merger Sub, having merged into the Issuer, will effectively become an indirectly wholly owned subsidiary of Capitol, with Nesco Owner becoming a securityholder of Capitol.

In connection with the Domestication the outstanding Class A ordinary shares of Capitol will be automatically converted into shares of common stock of Capitol (which will be renamed “Nesco Holdings, Inc.”) on a one-for-one basis. The outstanding warrants of Capitol will automatically convert into warrants to purchase shares of common stock of Capitol, on a one-for-one basis, beginning 30 days after the consummation of the Transactions. The outstanding Class B ordinary shares of Capitol will automatically convert into common stock of Capitol, on a one-for-one basis, upon consummation of the Transactions. Additionally, pursuant to the Merger Agreement, in connection with the Transactions each outstanding share of Nesco’s common stock will be converted into the right to receive a pro rata portion of (i) 21,660,638 shares of common stock of Capitol, and (ii) warrants to purchase 2,500,000 shares of common stock.

Nesco Owner will also have the right to receive: (1) up to 1,800,000 additional shares of Capitol’s common stock, for a period of five years following the closing of the Transactions, in increments of 900,000 shares, if the trading price of Capitol’s common stock exceeds $13.00 per share or $16.00 per share for any 20 trading days during a 30 consecutive trading day period, or upon a change of control (as defined in the Merger Agreement) of Capitol if the consideration paid or payable to Capitol’s stockholders equals or exceeds $13.00 per share or $16.00 per share (less any shares previously issued), and (2) an additional 1,651,798 shares of Capitol’s common stock if during the seven-year period following the closing of the Transactions, the trading price of Capitol’s common stock exceeds $19.00 per share for any 20 trading days during a 30 consecutive trading day period or if a sale transaction of the combined company occurs in which the consideration paid per share to holders of common stock exceeds $19.00 per share.

In connection with the Transactions, Nesco Owner, the Sponsors  and certain directors of Capitol will purchase 5.5 million shares of Capitol’s common stock at $10.00 per share for a total consideration of $55.0 million.

Accounting for the Domestication and Mergers

The Domestication is for the sole purpose of changing the legal domicile of Capitol and, as such, neither it, nor the exchange of Capitol securities described above, is expected to have any accounting impact.

The Mergers will be accounted for as a reverse merger, in accordance with GAAP. Under this method of accounting, Capitol will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Nesco Owner being expected to have a majority interest of the combined company, Nesco Owner being represented on the Board of Directors of the combined company by up to four members in addition to the CEO of Nesco, Nesco’s senior management comprising the senior management of the combined company, the relative size of Nesco compared to Capitol, and Nesco’s operations comprising the ongoing operations of the combined company. Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of Nesco issuing stock for the net assets of Capitol. The net assets of Capitol will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of Nesco.

As the issuance of 3,451,798 of additional shares of Capitol’s common stock is contingent on the future performance of the trading price of Capitol’s common stock, they have been classified as an equity arrangement and therefore have not been recorded in the unaudited pro forma combined financial statements.

In addition to the merger of Capitol and Nesco, the Transactions involve utilizing the cash on Capitol’s balance sheet and funds from borrowings under the new ABL Facility and the issuance of the notes to redeem Nesco’s existing senior second lien secured notes, repay the Existing Nesco Indebtedness and pay certain fees and expenses. The combined company, post recapitalization, will have lower debt balances and leverage.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Transactions, are factually supportable, and as it relates to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transactions.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the combined company will experience. Nesco and Capitol have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

There is no historical activity with respect to Intermediate Holdings, Merger Sub or New HoldCo, and accordingly, no adjustments were required with respect to these entities in the pro forma combined financial statements.

The unaudited pro forma combined financial information has been prepared after giving effect of the redemption of 26,091,034 Capitol’s ordinary shares at a redemption price of approximately $10.19 per share. Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 26,160,638 ordinary shares to be issued to Nesco’s shareholders.

As a result of the Transactions and immediately following the closing of the Transactions, Nesco Owner and certain members of current Nesco management will own approximately 53.4% of the Capitol shares to be outstanding immediately after the Transactions and Capitol shareholders will own approximately 46.6% of the Capitol shares, based on the number of Capitol shares outstanding as of March 31, 2019 (in each case, not giving effect to any shares issuable to them upon exercise of warrants).

Prior to the consummation of the Transactions, all of Nesco’s outstanding phantom units and all Class B units of Nesco Owner will be cancelled and no consideration will be paid in respect thereof (except for a one-time payment by Nesco Owner to Bruce Heinemann of approximately $0.5 million).

PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2019

(UNAUDITED)

(in thousands)

	(A) Nesco	(B) Capitol	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash	$3,781	$757	$410,027	(1)
			608,776	(2)
			55,000	(3)
			(765,000	)(4)
			(22,000	)(5)
			(21,800	)(6)
			(265,789	)(7)	$3,752
Accounts receivable, net	50,768	—	—		50,768
Inventory	14,264	—	—		14,264
Prepaid expenses and other	5,993	12	—		6,005
Total Current Assets	74,806	769	(786)		74,789
Marketable securities held in Trust Account	—	410,027	(410,027	)(1)	—
Property and equipment, net	4,151	—	—		4,151
Rental equipment, net	321,747	—	—		321,747
Goodwill	228,714	—	—		228,714
Other intangible assets, net	70,016	—	—		70,016
Total Assets	$699,434	$410,796	$(410,813)		$699,417

Liabilities and Stockholder’s (Deficit)/Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$48,885	$177	$(2,510	)(6)	$46,552
Accrued interest expense	4,682	—	—		4,682
Deferred rent income	1,325	—	—		1,325
Current maturities of long-term debt	7,557	—	—		7,557
Total Current Liabilities	62,449	177	(2,510)		60,116
Long-term debt and other debt	790,479	750	(750	)(8)
			608,776	(2)
			(760,148	)(4)
			(22,000	)(5)	617,107
Deferred tax liabilities	11,350	—	—		11,350
Deferred underwriting fee	—	14,087	(14,087	)(6)	—
Other liabilities	420	—	—		420
Total Liabilities	864,698	15,014	(190,719)		688,993

Commitments and Contingencies
Ordinary shares subject to redemption	—	390,782	(390,782	)(7)	—

Stockholder’s (Deficit)/Shareholders’ Equity
Common stock	—	—	1	(7)
			2	(9)
			1	(10)	4
Class A Ordinary Shares	—	—	—		—
Class B Ordinary Shares		1	(1	)(10)	—
Additional paid-in capital	259,428	—	124,992	(7)
			750	(8)
			55,000	(3)(9)
			4,997	(9)	445,167
(Accumulated deficit)/Retained Earnings	(424,384)	4,999	(5,203	)(6)
			(4,852	)(4)
			(4,999	)(9)	(434,439)
Accumulated other comprehensive loss	(308)	—	—		(308)
Total Stockholder’s (Deficit)/Shareholders’ Equity	(165,264)	5,000	170,688		10,424
Total Liabilities and Stockholder’s (Deficit) /Shareholders’ Equity	$699,434	$410,796	$(410,813)		$699,417

Pro Forma Adjustments to the Unaudited Combined Balance Sheet

(in thousands, except share data)

(A)	Derived from the unaudited consolidated balance sheet of Nesco as of March 31, 2019.

(B)	Derived from the unaudited consolidated balance sheet of Capitol as of March 31, 2019.

(1)	Reflects the release of cash from marketable securities held in the trust account.
(2)	Reflects the debt financing from entering into the $350.0 million revolving credit facility, the issuance of $475.0 million of notes and the $808.8 million in uses of funds including: (a) the redemption of $525.0 million of the senior secured second lien notes (“Existing Nesco Notes”), the repayment of $215.0 million outstanding under the revolving credit facility (“Existing Nesco ABL Facility”), and the repayment of $25.0 million outstanding under the Existing Tranche B Revolving Credit Agreement, (b) $22.0 million of debt financing fees and expenses and(c) $21.8 million in deferred underwriting fees and other expenses. The sources of funds in the Transaction are: (a) $145.0 million of cash held in Capitol’s trust account after giving effect to redemptions by Capitol shareholders, (b) $475.0 million from the issuance of senior secured second lien notes in connection with the Transaction, (c) $55.0 million from the issuance of 5.5 million shares of common stock at $10.00 per share to Nesco Owner, the Sponsors and certain directors of Capitol and (d) a draw on the first lien senior secured asset based revolving credit facility with a maturity of five years (“ABL Facility”) for the remaining amount required of $133.8 million. As of June 30, 2019, the borrowings under the Existing Nesco ABL Facility were $243.0, and therefore, the draw under the ABL facility is expected to be $161.8 million.
(3)	Reflects the issuance of 5,500,000 shares of common stock to Nesco Owner, the Sponsors and certain directors of Capitol for $55.0 million or $10.00 per share.
(4)	Reflects the repayment of prior existing long-term debt and corresponding amortization of the related remaining deferred financing costs in connection with the Transactions. The amortization of the deferred financing costs is reflected as an adjustment to accumulated deficit and is not shown as an adjustment to the statement of operations since it is a nonrecurring charge resulting directly from the Transactions. With respect to income taxes, this adjustment will change the amount of Nesco’s income tax loss carryforwards; however, the tax effect of this adjustment has not been reflected as the associated deferred tax asset is offset by a valuation allowance.
(5)	Reflects the underwriting fees and expenses associated with the debt transactions in footnote 2. These fees and expenses include the ABL Facility underwriting fee, bridge commitment fee related to the commitment letter entered into in connection with the Transactions and notes underwriting fee of $19.0 million. In addition, this adjustment reflects financing transaction related legal and advisory expenses of $3.0 million. This adjustment is not reflected in the statement of operations since it is a nonrecurring charge resulting directly from the Transaction. With respect to income taxes, this adjustment will change the amount of Nesco’s income tax loss carryforwards; however, the tax effect of this adjustment has not been reflected as the associated deferred tax asset is offset by a valuation allowance.
(6)	Reflects the payment of fees and expenses related to the Transactions, including the deferred underwriting fee, legal, financial advisory, accounting and other professional fees. The direct, incremental costs of the Transactions related to the legal, financial advisory, accounting and other professional fees of up to approximately $5.2 million are reflected as an adjustment to accumulated deficit and is not shown as an adjustment to the statement of operations since it is a nonrecurring charge resulting directly from the Transactions. With respect to income taxes, this adjustment will change the amount of Nesco’s income tax loss carryforwards; however, the tax effect of this adjustment has not been reflected as the associated deferred tax asset is offset by a valuation allowance.
(7)	In connection with the redemption of Capitol shares, approximately $265.8 million would be paid out in cash. The redeemable Capitol shares which are transferred to permanent equity but are not redeemed will automatically convert into common stock in the Transaction.
(8)	Reflects the conversion of promissory notes due to related parties into warrants.
(9)	Reflects recapitalization of Nesco through (a) the contribution of all the share capital in Nesco to Capitol, (b) the issuance of the merger consideration of 21,660,638 shares of common stock, with an adjustment recorded to par value and additional paid in capital, (c) the issuance of 5,500,000 shares of common stock to Nesco Owner, the Sponsors and certain directors of Capitol and for $55.0 million or $10.00 per share, with an adjustment recorded to par value and additional paid in capital, and (d) the elimination of the historical retained earnings of Capitol, the accounting acquiree.
(10)	Reflects the conversion of 7,714,299 Class B ordinary shares into Class A ordinary shares, on a one-for-one basis, at the consummation of the Transactions, with an adjustment recorded to par value and additional paid in capital. The Class A ordinary shares automatically convert into common stock in the Transactions.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2019
(UNAUDITED)

(in thousands, except share and per share data)

	(A) Nesco	(B) Capitol	Pro Forma Adjustments		Pro Forma Income Statement
Total revenue	$61,492	$—	$—		$61,492
Cost of revenue	41,140	—	—		41,140
Gross profit	20,352	—	—		20,352
Operating expenses
Transaction expenses	2,510	—	(2,510	)(1)	—
Selling, general and administrative expenses	8,232	536	(50	)(1)	8,718
Amortization expense	724	—	—		724
Non-rental depreciation	46	—	—		46
Other operating expenses	150	—	—		150
Total operating expenses	11,662	536	(2,560)		9,638
Operating income (loss)	8,690	(536)	2,560		10,714
Other income (expense):
Interest income	—	2,275	(2,275	)(2)	—
Unrealized gain on marketable securities	—	24	(24	)(2)	—
Interest expense	(14,993)	—	13,511	(3)
			(12,335	)(4)	(13,817)
Other	13	—	—		13
(Loss) income before income taxes	(6,290)	1,763	1,437		(3,090)
Provision for income taxes	434	—	—	(5)	434
Net (loss) income	$(6,724)	$1,763	$1,437		$(3,524)
Weighted average shares outstanding, basic and diluted		11,909,851	37,124,052	(6)	49,033,903
Basic and diluted net loss per share		$(0.04)			$(0.07)

PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2018
(UNAUDITED)

(in thousands, except share and per share data)

	(C) Nesco	(D) Capitol	Pro Forma Adjustments		Pro Forma Income Statement
Total revenue	$246,297	$—	$—		$246,297
Cost of revenue	164,679	—	—		164,679
Gross profit	81,618	—	—		81,618
Operating expenses
Transaction expenses	440	—	—		440
Selling, general and administrative expenses	34,959	1,554	—		36,513
Amortization expense	2,826	—	—		2,826
Non-rental depreciation	219	—	—		219
Other operating expenses	10	—	—		10
Total operating expenses	38,454	1,554	—		40,008
Operating income (loss)	43,164	(1,554)	—		41,610
Other income (expense):
Interest income	—	6,684	(6,684	)(2)	—
Unrealized gain on marketable securities	—	43	(43	)(2)	—
Interest expense	(56,698)	—	47,600	(3)
			(49,340	)(4)	(58,438)
Other	(287)	—	—		(287)
(Loss) income before income taxes	(13,821)	5,173	(8,467)		(17,115)
Provision for income taxes	1,705	—		(5)	1,705
Net (loss) income	$(15,526)	$5,173	$(8,467)		$(18,820)
Weighted average shares outstanding, basic and diluted		11,932,714	37,101,189	(6)	49,033,903
Basic and diluted net income (loss) per share		$0.02			$(0.38)

Pro Forma Adjustments to the Unaudited Combined Statements of Operations
(in thousands, except share data)

(A)	Derived from the unaudited consolidated statement of operations of Nesco for the three months ended March 31, 2019.

(B)	Derived from the unaudited consolidated statement of operations of Capitol for the three months ended March 31, 2019.

(C)	Derived from the audited consolidated statement of operations of Nesco for the year ended December 31, 2018.

(D)	Derived from the audited statement of operations of Capitol for the year ended December 31, 2018.

(1)	Represents an adjustment to eliminate direct, incremental costs of the Transactions which are reflected in the historical consolidated financial statements of Nesco and Capitol in the amount of $2,510 and $50, respectively, for the three months ended March 31, 2019. There were no such amounts recorded for the year ended December 31, 2018.
(2)	Represents an adjustment to eliminate interest income and unrealized gain on marketable securities held in the trust account as of the beginning of the period.
(3)	Represents an adjustment to eliminate interest expense on the Existing Nesco ABL Facility, Existing Nesco Tranche B Revolving Credit Facility and Existing Nesco Notes as of the beginning of the period, as these will be repaid upon consummation of the Transactions.
(4)	Represents an adjustment to record interest expense on the debt financing from the ABL Facility and the notes offered hereby. Based on an assumed weighted average interest rate of 8.0%. A 0.25% increase (decrease) in the assumed rate would have increased (decreased) interest expense by $1.5 million.
(5)	To record the tax effect of the pro forma adjustments applied at Nesco’s blended federal and state income tax rate of 0% for the three months ended March 31, 2019 and for the year ended December 31, 2018. Nesco has historically determined that it has not been able to realize its deferred tax assets on a more likely than not basis and has recognized a valuation allowance against those assets. The reduction in loss before income taxes from the pro forma adjustments reduces the historical net operating loss recognized and the related valuation allowance on the combined entity’s deferred tax assets, resulting in an effective tax rate of 0%.
(6)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that Capitol’s initial public offering occurred as of January 1, 2018. In addition, as the Transactions are being reflected as if they had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Transactions for the entire period.

The following presents the calculation of basic and diluted weighted average common shares outstanding. The computation of diluted loss per share excludes the effect of warrants to purchase 19,950,000 shares of common stock because the inclusion of these securities would be anti-dilutive.

Three Months Ended March 31, 2019 and Year Ended December 31, 2018
Weighted average shares calculation, basic and diluted
Capitol Public Shares	14,158,966
Capitol Sponsor shares	8,714,299
Capitol shares issued in Transactions	26,160,638
Weighted average shares outstanding	49,033,903
Percent of shares owned by Nesco Owner and Nesco management	53.4%
Percent of shares owned by Capitol	46.6%